Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of July 21, 2023 (this “Agreement”), is made by SANUWAVE Health, Inc., a corporation organized under the laws of Nevada (the “Borrower”), having an address of 11495 Valley View Road, Eden Prairie, MN 55344, in favor of the lenders set forth on the signature pages hereto (together with their successors and permitted assigns, the “Lenders”).

WITNESSETH:

WHEREAS, the Borrower is indebted to Lenders pursuant to Asset-Backed Secured Promissory Notes, dated as of July 21, 2023, in the aggregate principal amount of $4,451,327.43 (the “Principal”) (together with any and all extensions, renewals, or modifications thereof, the “Notes”), executed by the Borrower in favor of the Lenders;

WHEREAS, the Notes evidence an asset-backed loan (the “ABL”) being made by the Lenders to the Borrower in the aggregate amount of $2,967,700, which represents an original issue discount of 33.33% to the Principal; and

WHEREAS, the Borrower desires to secure its obligations under the Notes by granting the Lenders a security interest pursuant to this Agreement.

NOW, THEREFORE, in consideration of the promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.          Definitions.  In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes.

2.          Grant of Security Interest.  As security for the full and punctual payment of the Principal amount (including amounts representing accrued interest on the Notes) when due and payable (whether upon stated maturity or otherwise), the Borrower does hereby pledge, assign, transfer and deliver to the Lenders a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including but not limited to, all of the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)          All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time (the “UCC”)) and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)          All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Borrower’s books relating to any of the foregoing;

(c)          All contract rights and general intangibles, including intellectual property, now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)          All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to the Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Borrower (subject, in each case, to the contractual rights of third parties to require funds received by the Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Borrower and the Borrower’s books relating to any of the foregoing;

(e)          All documents, cash, deposit accounts, letters of credit (whether or not the letter of credit is evidenced by a writing), certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and the Borrower’s books relating to the foregoing; and

(f)          Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of intellectual property;

provided, that notwithstanding anything herein to the contrary, the Collateral shall not include (i) any title to or interest in that certain Master Equipment Lease (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Master Lease”), or any equipment lease schedule executed by the Borrower from time to time pursuant to the Master Lease (each, a “Schedule”), and the personal property described in each Schedule, together with all replacements, parts, repairs, additions, attachments and accessories incorporated therein, and (ii) now existing and hereafter arising accounts owing to the Borrower.

3.          Indebtedness Secured.  This Agreement and the security interests granted herein secure the following obligations (collectively, the “Obligations”): (a) the obligations of the Borrower to the Lenders under the Notes and (b) any and all other indebtedness of the Borrower to the Lenders, now existing or hereafter arising, of whatever class or nature, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, and whether or not now contemplated by the parties; and any and all extensions, renewals, and modifications of any of the foregoing.

4.          Authorization To File Financing Statements.  The Borrower hereby irrevocably authorizes the Lenders at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments to this Agreement that: (a) indicate the Collateral, and (b) provide any other information required by part 5 of Article 9 of the UCC or the Uniform Commercial Code of such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower.

5.          Relation to Other Security Documents.  The Lenders’ security interest in the Collateral is expressly subordinated to all other current and future security interests in the Collateral. For the avoidance of doubt, the Borrower and the Lenders acknowledge that the rights and obligations of the parties hereto are subject to the Subordination Agreement, dated as of July 21, 2023, between the Lenders and NH Expansion Credit Fund Holdings LP.

6.          Representations and Warranties Concerning Borrower’s Legal Status.  The Borrower hereby represents and warrants to the Lenders as follows: (a) the Borrower’s exact legal name is that indicated in this Agreement and on the signature page hereof, (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth above in this Agreement, and (c) the Borrower’s place of business and mailing address is the address set forth above.

7.          Covenants Concerning Borrower’s Legal Status.  The Borrower covenants with the Lenders as follows: (a) without providing written notice within ten (10) calendar days thereof to the Lenders, the Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will forthwith notify the Lenders of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization, or other legal structure.

8.         Covenants Concerning Collateral, etc.  The Borrower further covenants with the Lenders as follows: (a) the Borrower will permit the Lenders, or their designee, to inspect the Collateral at any reasonable time, (b) the Borrower will pay promptly or cause to be paid when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement (not including those taxes, assessments, charges or levies which are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of such contested taxes, assessments, charges and levies) and (c) no transfer or license to any intellectual property will be made without the Lenders’ prior written consent.

9.          Collateral Protection Expenses; Preservation of Collateral.

(a)          Expenses Incurred by a Lender.  In any Lender’s discretion, if the Borrower fails to do so, a Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs under this Agreement and pay any necessary filing fees or insurance premiums. The Borrower agrees to reimburse such Lender on demand for all expenditures so made. No Lender shall have any obligation to the Borrower to make any such expenditures, nor shall the making of such expenditures be construed as a waiver or cure any Event of Default.

(b)        Lenders’ Obligations and Duties.  Anything in this Agreement to the contrary notwithstanding, the Borrower shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrower thereunder. The Lenders shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by a Lender of any payment relating to any of the Collateral, nor shall the Lenders be obligated in any manner to perform any of the obligations of the Borrower under any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by a Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to a Lender or to which a Lender may be entitled at any time or times.

10.         Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Lenders, without any other notice to or demand upon the Borrower, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lenders may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lenders may in their discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Borrower’s principal office(s) or at such other locations as the Lenders may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lenders shall give to the Borrower at least five (5) Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower hereby acknowledges that five (5) Business Days’ prior written notice of such sale or sales shall be reasonable notice. In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lenders’ rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect to this Agreement.

11.        Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Lenders to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lenders: (a) to fail to incur expenses reasonably deemed significant by the Lenders to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (d) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (e) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (f) to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (g) to dispose of assets in wholesale rather than retail markets, (h) to disclaim disposition warranties, or (i) to the extent deemed appropriate by the Lenders, to obtain the services of brokers, consultants, and other professionals to assist the Lenders in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Lenders would fulfill the Lenders’ duties under the UCC or the Uniform Commercial Code of any other relevant jurisdiction in the Lenders’ exercise of remedies against the Collateral and that other actions or omissions by the Lenders shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

12.        No Waiver by Lenders, etc.  The Lenders shall not be deemed to have waived any of their rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by each Lender. No delay or omission on the part of the Lenders in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Lenders with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lenders deems expedient.

13.       Suretyship Waivers by Borrower.  The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lenders may deem advisable. The Lenders shall have no duty for the collection or protection of the Collateral or any income from the Collateral, the preservation of rights against prior parties, or the preservation of any rights pertaining to this Agreement. The Borrower further waives any and all other suretyship defenses.

14.       Marshalling.  The Lenders shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lenders’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

15.        Proceeds of Dispositions; Expenses.  The Borrower shall pay to any Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by such Lender in protecting, preserving, or enforcing the Lenders’ rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lenders may determine, proper allowance and provision being made for any Obligations not then due. In the absence of final payment and satisfaction in full of all of the Obligations, the Borrower shall remain liable for any deficiency.

16.        Overdue Amounts.  Until paid, all amounts due and payable by the Borrower hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate.

17.        Governing Law; Consent to Jurisdiction.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Borrower agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of New York or any Federal court sitting in the State of New York and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address set forth above. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

18.       Waiver of Jury Trial.  THE BORROWER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no Lender nor any representative, agent or attorney of any Lender has represented, expressly or otherwise, that no Lender would, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (ii) acknowledges that, in making the ABL evidenced by the Notes, the Lenders are relying upon, among other things, the waivers and certifications contained in this Section.

19.        Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Lender and its successors and permitted assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included in this Agreement. The Borrower acknowledges receipt of a copy of this Agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.

BORROWER:

SANUWAVE HEALTH, INC.

By:	/s/ Morgan C. Frank
Name:	Morgan C. Frank
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, intending to be legally bound, each Lender has caused this Agreement to be duly executed as of the date first above written.

LENDER:

By:
Name:
Title:

[Signature Page to Security Agreement]